EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-15689, No. 333-42534, No. 333-65924, and No. 333-129698 for the Century Aluminum Company 1996 Stock Incentive Plan, Registration Statement No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan (all on  Forms S-8) and Registration Statement No. 333-143315 (on Form S-3), as amended, of our reports dated February 29, 2012, relating to the financial statements and financial statement schedule of Century Aluminum Company and subsidiaries, and the effectiveness of  Century Aluminum Company and subsidiaries’ internal control over financial reporting, which report on the financial statements expressed an unqualified opinion and includes an explanatory paragraph as to the adoption ofFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income FASB Accounting Standards Update No. 2001-05, Presentation of Comprehensive Income,FASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive IncomeFASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income all appearing in this Annual Report on Form 10-K of  Century Aluminum Company for the year ended December 31, 2011.

/s/  Deloitte & Touche
Pittsburgh, Pennsylvania
February 29, 2012